                                                                    Exhibit 21.1

                                                  SUBSIDIARIES OF THE REGISTRANT


            Name of                                             State of                     Doing
          Subsidiary                                           Organization               Business As
          ----------                                           ------------               -----------
Kneeling Elephant Records, LLC(1)                               California      Kneeling Elephant Records, LLC
The Ultimate Band List, LLC(1)(2)                               California      The UBL
ARTISTdirect New Media, LLC(1)                                  California      ARTISTdirect New Media
ARTISTdirect Agency, LLC(1)                                     California      ARTISTdirect Agency
ARTISTdirect Holdings, LLC(1)                                   Delaware        ARTISTdirect Holdings
ARTISTdirect International Holdings, LLC(3)                     Delaware
ARTISTdirect Touring, LLC(4)                                    Delaware
ARTISTdirect Recordings, Inc.(5)                                Delaware
ARTISTdirect Digital, Inc.                                      Delaware
ADMJ Acquisition Corp.                                          Delaware


(1) Kneeling Elephant Records, LLC, The Ultimate Band List, LLC, ARTISTdirect New Media, LLC and ARTISTdirect Agency, LLC are each 1% owned by ARTISTdirect Holdings, LLC and 99% owned by the Registrant.

(2) iMusic, Inc. (Washington) is a wholly owned subsidiary of The Ultimate Band List, LLC.

(3) ARTISTdirect Latin America, LLC (Delaware) is a wholly owned subsidiary of ARTISTdirect International Holdings, LLC, and Latin America Internet Company is 50% owned by ARTISTdirect Latin America, LLC.

(4)      Sno-Core, LLC (California) is 45% owned by ARTISTdirect Touring, LLC.

(5) ARTISTdirect Records, LLC (Delaware) is 50% owned by ARTISTdirect Recordings, Inc.